Exhibit 10

Portions of this document have been redacted pursuant to a Request for Confidential Treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.  Redacted portions are indicated with the notation “[***]”.

Mr. Leslie Moonves

c/o CBS Corporation

51 West 52nd Street

New York, NY 10019

Dear Mr. Moonves:	May 2, 2012

This letter serves to supplement certain provisions of your employment agreement with CBS Corporation (“CBS”), dated February 23, 2010 (“Agreement”).  Capitalized terms used in this letter agreement without definition have the meanings assigned to them in the Agreement.

As you are aware, following the end of the Original Employment Term or, if earlier, upon termination of your employment without Cause or with Good Reason, paragraph 12(a) of the Agreement provides that your employment with CBS will automatically continue, unless you notify CBS in writing to the contrary, as a Senior Advisor/Producer for up to an additional three years.  Although a minimum level of advisory services is required during the Advisor/Producer Period, you are not required to provide services as a Producer unless and until you notify CBS that you wish to provide such services (the “Producer Notice”) and there is mutual agreement on the terms of a production agreement.

Subject to the Producer Notice, the attached Schedule A sets forth the material terms of a production agreement to be entered into by the parties within thirty (30) days following commencement of the Advisor/Producer Period.  The parties agree that negotiation of the final production agreement shall be in good faith and adhere to the material terms set forth on Schedule A and shall satisfy the requirements set forth in paragraph 12 of the Agreement, including, without limitation, the requirement that the compensation associated with the production agreement, as noted in paragraph 12(e), is in addition to the compensation provided for elsewhere under the Agreement.

Except as otherwise provided herein, your Agreement shall continue in full force and effect in accordance with its terms.  To acknowledge your agreement to the foregoing, please sign, date and return this letter to me.

Very truly yours,

CBS CORPORATION

		By:	/s/ Anthony G. Ambrosio
Anthony G. Ambrosio
Executive Vice President, Human Resources
and Administration

Accepted and Agreed:

/s/ Leslie Moonves
Leslie Moonves

Dated:	May 2, 2012

Schedule A

A. GENERAL PRODUCTION COMPANY TERMS:

1. Term. Four years.

2. Overhead:  Employer to reimburse up to $2m per year for reasonably approved actual, direct, out of pocket expenses for LM’s film, television and digital media overhead for each year of the Term, with 5% annual cumulative increases.  LM to make a one-time election whether or not offices will be on or off the lot.  Employer’s obligation to provide LM with an office and personal secretary under paragraph 12(e) of the LM/CBS Employment Agreement will be Employer’s exclusive obligation to fund an LM office and personal secretary (i.e. the overhead provided under this Section A2 will not be used to reimburse expenses for additional office space or secretarial support for LM’s use).

3. Discretionary Development Fund:  Up to $1m per year of the Term to develop film, television and digital media properties.  Deals must be made within customary Employer parameters.  Single project cap of $250,000 in television, $50,000 in digital media, and $250,000 in film.

B. TELEVISION PRODUCTION:

1. Guarantee:  $1.5m for each year of the Term, recoupable against all executive producing fees earned during the Term.

2. Exclusivity:  During the Term, the services of LM as an executive producer shall be exclusive to Employer in all forms of television development and production except as set forth in this paragraph.  Notwithstanding the foregoing, if Employer will not enter into a license agreement with a cable or satellite television network on a project initiated by LM, then subject to case-by-case basis approval, LM will have the right to render non-interfering services on such project for a third party, provided however, that LM will provide for CBS to be included with a standard passive deal if a project CBS has invested in goes forward without CBS.

Portions of this document have been redacted pursuant to a Request for Confidential Treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.  Redacted portions are indicated with the notation “[***]”.

3. Pilot and Series Services:  Non exclusive but meaningful and continuing executive producing services in connection with development and production of pilots, series and other television programming. LM shall be locked for the life of each production as the executive producer.  LM shall engage a full-time TV executive (charged against overhead) for additional oversight of each production.

4. Series Fixed Compensation:

a.  Scripted Pilots and Series:  (i) One hour: $[***]; and (ii) Half Hour: $[***].  Series fees subject to 5% cumulative annual increases in subsequent production years.  Fees intended for US broadcast network primetime series. A reduction of the executive producer fees shall be negotiated in good faith (consistent with then-customary parameters for top-of-market non-writing EP deals for such other outlets) for projects other than US broadcast network primetime.

b. Alternative Pilots and Series:  [***]% of approved budget with a cap of $[***] for network, reduced by all other EPs to $[***], and $[***] for cable, reduced by all other EPs to $[***]. Series fees subject to 5% cumulative annual increases in subsequent production years.

c. Other Productions:  Fees to be negotiated in good faith.

5. Contingent Compensation:

a. Defined Receipts (DR):  (i) Scripted Programs: [***]% of DR reduced on a dollar for dollar basis by contingent compensation payable to third parties to a hard floor of [***]% of DR.  (ii) Alternative Programs:  [***]% of DR reduced on a dollar for dollar basis by all contingent compensation payable to third parties to a hard floor of [***]% of DR.

Agency package commissions will be off the top.  LM to have approval over all third party participations, not to be unreasonably withheld.

Portions of this document have been redacted pursuant to a Request for Confidential Treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.  Redacted portions are indicated with the notation “[***]”.

b. Vesting:  1/3 on completion of actual services for pilot or first episode; 1/3 on completion of actual services for first season EP services and 1/3 upon completion of actual services for second season EP services.

c. Definition:  DR definition will be no less favorable than any DR definition of Employer for a term deal entered into or in effect during the three years preceding the commencement of the Term.  Notwithstanding the foregoing, the definition will have distribution fees no higher than [***]%, an overhead fee of no higher than [***]%; a home video royalty of no less than [***]% with [***] distribution fee on the royalty; and any other digital revenue will be treated consistent with the then current top level definition at CBS.

d. Product Integration:  On alternative programming, [***]% of product integration revenues will be included in Gross Receipts.

e. Merchandising:  will be accounted for in a manner consistent with the treatment and contractual language afforded to the top level deal offered by CBS to any other producer.

f. Soundtrack: will be accounted for in a manner consistent with the treatment and contractual language afforded to the top level deal offered by CBS to any other producer.

6. Third Party Penalties: Any series penalties paid by a third party network for a project developed by LM hereunder will be paid as follows:  a) 100% to Employer until recoupment of all third party direct development costs relating to the project and b) the balance 50% to LM and 50% to Employer.

7. Credits:

a. Executive Producer:  LM and up to two additional persons in his company to receive an executive producer credit in the same on screen location as other executive producer credits, all subject to studio and network standard approvals.

b. Production Credit:  Separate and single logo card credit in the end titles, which may be still or moving, subject to then current policies.

8. Consultation/Controls:  Mutual creative controls.  Consultation on all key business and distribution matters to the extent practicable.

9. Production Offices:  In addition to the overhead provisions, one office, parking and assistant at the production offices for the applicable program.

10.  Derivative Works:  Customary first class provisions with respect to LM’s first opportunity or passive participation in derivative productions based on the original television program, subject to Studio’s then-current top level provisions.

C. DIGITAL MEDIA:

During the Term, Employer shall have a first look at all concepts, properties or business plans owned and controlled by LM intended for digital media/internet.  In the event Employer accepts a digital media project or business plan submitted by LM, then the parties shall negotiate the terms of the agreement (which may be a work for hire; co-production or equity investment, as LM shall determine) in good faith for a period of 30 days.  If the parties are unable to reach an agreement within said 30 day period, Employer will submit in writing the final financial terms that Employer is willing to accept.  If LM is not willing to accept such financial terms, LM may set up the project with a third party, provided that LM shall not enter into an agreement on financial terms that are equal to or less favorable than the final offer by Employer, without first giving Employer an opportunity to match.

Portions of this document have been redacted pursuant to a Request for Confidential Treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.  Redacted portions are indicated with the notation “[***]”.

D. NETWORK COMMITMENTS:

1. First Look.  CBS to have first look at all LM/CBS Studios television projects.  LM must submit a minimum of three projects per season for the series commitment.

2. Commitment: CBS shall order three series from LM during the Term.  A series commitment may be fulfilled by an order of no less than [***] episodes of a new series, inclusive of pilot.  If less than [***] episodes are produced, the penalty set forth in paragraph 4 below will be reduced by the executive producer fee paid (or credited ) for the number of episodes actually produced.  Each series order will be subject to the then current imputed license fee structure and shall be on the most favorable terms / license fees / structure of any other deals between CBS Studios and its profit participants during the Term.

3. Penalty:  If LM has fulfilled the submission requirement, for each series commitment not ordered to production by CBS during the Term, LM shall receive a payment of $[***], payable upon expiration of the Term.   The penalty payment shall not be a recoupable cost against any project set up with a third party or against any project produced by LM hereunder.

E. FILM PRODUCTION:

1. First Look:  During the Term, Employer shall have a first look at all properties owned and controlled by LM and intended to be produced as a theatrical motion picture.  In the event LM renders producing services for a third party in connection with a motion picture which commences production during the Term, the third party shall pay to Employer the sum of $300,000 as overhead reimbursement.

2. Services:  Nonexclusive but meaningful and continuous producer services during development, pre-production and continuing through completion of principal photography; thereafter, such services will be non-exclusive (but without material interference) through delivery of the picture. LM shall engage a full time film executive (charged against overhead) for additional oversight of each production.

Portions of this document have been redacted pursuant to a Request for Confidential Treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.  Redacted portions are indicated with the notation “[***]”.

3. Fixed Producing Fee.  $[***] (which will be applicable against any FDAGR (defined below))

4. Contingent Compensation:

a.  [***]% of the “Adjusted Accountable Receipts” (i.e., subject to Paragraph E.5 below, “Gross Receipts” remaining after deduction of “Third Party Distribution/Servicing Fees”, “Distribution Costs”, “Negative Cost” and any third-party contingent compensation payable prior to there being Adjusted Accountable Receipts, including box office and awards bonuses) until CBE [***]% (defined below);

b. Escalating to [***]% of “Adjusted Gross Receipts” at CBE [***]% (i.e., subject to Paragraph E.5 below, the point at which “Standard Net Proceeds” are first payable applying a [***]% distribution fee (unless an actual distribution fee is charged by any unaffiliated subdistributor in any particular territory with respect to the Gross Receipts derived by such subdistributor in such territory, in which case such distribution fee shall be included for purposes of such calculation));

c. Escalating to [***]% of Adjusted Gross Receipts at CBE [***]% (i.e., subject to Paragraph E.5 below, the point at which Standard Net Proceeds are first payable applying a [***]% distribution fee (unless an actual distribution fee is charged by any unaffiliated subdistributor in any particular territory with respect to the Gross Receipts derived by such subdistributor in such territory, in which case such distribution fee shall be included for purposes of such calculation));

d. Escalating to [***]% of Adjusted Gross Receipts at CBE [***]% (i.e., subject to Paragraph E.5 below, the point at which Standard Net Proceeds are first payable applying a [***]% distribution fee (unless an actual distribution fee is charged by any unaffiliated subdistributor in any particular territory with respect to the Gross Receipts derived by such subdistributor in such territory, in which case such distribution fee shall be included for purposes of such calculation));

Portions of this document have been redacted pursuant to a Request for Confidential Treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.  Redacted portions are indicated with the notation “[***]”.

e. Escalating to [***]% of Adjusted Gross Receipts after IABE, reduced by an amount equal to the aggregate of all third party contingent compensation (howsoever characterized) payable in connection with the picture from and after IABE until LM’s percentage is reduced to an amount equal to [***]% of Adjusted Gross receipts from and after IABE; provided however, that the dollar amount of LM’s percentage of Adjusted Gross Receipts shall never be less than an amount equal to [***]% of Adjusted Accountable Receipts.

If CBS Films elects, in its sole discretion, to pay a first-dollar Adjusted Gross Receipts participation to any other person (other than a financier and/or distributor) engaged to render services in connection with the picture, then, in lieu of the Contingent Compensation set forth above, LM will be entitled to receive [***]% of first-dollar Adjusted Gross Receipts until CBE [***]%; escalating to [***]% of Adjusted Gross Receipts at CBE [***]%; escalating to [***]% of Adjusted Gross Receipts at CBE [***]%; escalating to [***]% of Adjusted Gross Receipts at CBE [***]%; and escalating to [***]% of Adjusted Gross Receipts after IABE, reduced by an amount equal to the aggregate of all third party contingent compensation (howsoever characterized) payable in connection with the picture from and after IABE until LM’s percentage is reduced to an amount equal to [***]% of Adjusted Gross Receipts from and after IABE (collectively, the “FDAGR”).  For the avoidance of doubt, any FDAGR payment to LM is subject to deduction of an amount equal to the Fixed Producing Fee. The FDAGR is subject to automatic reduction (on a pro-rata basis with other FDAGR participants) to stay inside an all-inclusive cap of [***]% of FDAGR, and there will be an overbudget penalty equal to [***]% of all such overbudget amounts deducted from [***]% of the FDAGR participation otherwise payable until such time as the overbudget amount is recouped by CBS Films.  LM will be entitled to “recapture” such overbudget withheld amount out of an additional participation equal to [***]% of Adjusted Gross Receipts after CBE [***]%.

The percentages of Adjusted Accountable Receipts and Adjusted Gross Receipts above are consistent with CBS Films’ current general policy/practice for converting an “A+ producer” first-dollar gross

Portions of this document have been redacted pursuant to a Request for Confidential Treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.  Redacted portions are indicated with the notation “[***]”.

receipts back-end precedent.  If such general conversion policy/practice changes at CBS Films, then the parties shall discuss in good faith any adjustment to the above-referenced percentages of Adjusted Accountable Receipts and Adjusted Gross Receipts (any such agreed adjustments will apply prospectively — i.e., to subsequently “greenlit” films).

5. Definition:  The definition of “Adjusted Accountable Receipts,” “Adjusted Gross Receipts,” “Standard Net Proceeds,” “CBE,” “IABE,” “Gross Receipts,” “Third Party Distribution/Servicing Fees,” “Distribution Costs,” and “Negative Cost,” as well as the over-budget penalty provision set forth in Paragraph 4 above,  shall be no less favorable to LM than any definition accorded to third party producers, writers, directors or actors by CBS Films in the 3 years preceding the commencement of the Term.  In calculating Adjusted Accountable Receipts, the video royalty shall be [***]%; and all VOD, SVOD; AVOD; FVOD; EST and other similar digital streaming shall be included in gross receipts at [***]% of revenues. In calculating Adjusted Gross Receipts after each CBE break-point, the video royalty will be [***]% (provided that the applicable CBE break-point will be calculated using a [***]% royalty); and all VOD, SVOD; AVOD; FVOD; EST and other similar digital streaming will be included in gross receipts at [***]% of revenues (provided that the applicable CBE break-point will be calculated using a [***]% royalty). In calculating any FDAGR, the video royalty will be [***]% (as well as for purposes of calculating the applicable CBE break-point); and all VOD, SVOD; AVOD; FVOD; EST and other similar digital streaming will be included in gross receipts at [***]% of revenues (as well as for purposes of calculating the applicable CBE break-point). The overhead fee to CBS Films shall be no greater than [***]% and capped at no more than $[***]m and the Ad Overhead fee shall be no greater than [***]% and capped at no more than $[***]m.

6. Ancillary Rights:

a. Music Publishing:  [***]% of net publishing receipts payable as a separate pot. Net publishing receipts will be defined as gross receipts

Portions of this document have been redacted pursuant to a Request for Confidential Treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.  Redacted portions are indicated with the notation “[***]”.

less a [***]% administrative fee, direct costs (including payments to third parties), third party participations and third party collection fees.

b. Soundtrack.  Separate royalty of [***]% of net soundtrack receipts.  Net soundtrack receipts will be defined as gross receipts received by CBS Films less a [***]% administration fee, direct costs (including payments to third parties), soundtrack royalties payable to all recording artists, record producers and music supervisors, third party participations and third party collection fees.  LM’s soundtrack royalty will be computed and defined in the same manner as between CBS Films and the record company.

c. Merchandising.  [***]% of net merchandising receipts payable as a separate pot. Net merchandising receipts will be defined as gross receipts received by CBS Films less a [***]% administration fee, direct costs (including payments to third parties), third party participations and third party collection fees.

d. No sums received by CBS Films in connection with the exploitation of music publishing, soundtrack recordings or merchandising will be included in the Gross Receipts of the picture for purposes of computing LM’s Contingent Compensation above in 4.

7. Credits:

a. Producer Credit.  Individual producer credit (may be shared only with star/director/financier/distributor baggage), on a separate card (even if any individual producer credit is accorded to baggage), on prints and in paid ads issued by or under CBS Films’ direct control, in each case, in first position.  LM can also designate 1 executive producer credit and 1 co-producer credit.

b. Production Credit.  On screen (at the beginning of the picture) , on a separate card and in paid ads issued by or under CBS Films’ direct control above or before the regular (i.e., not artwork) title, in each case, in first position.

c. Logo Credit.

i.  Animated logo credit on screen in the main titles (at the beginning of the picture if CBS Films’ animated logo credit is there, and otherwise at the end of the picture; the order of all animated logos shall be determined by CBS Films (i.e., it may appear after the logo(s) of any financiers and/or distributors, but it must precede the logo of any other non-financing or non-distributing production company entity).  Notwithstanding the foregoing, with respect to non-U.S. versions of the picture, if the addition of LM’s animated logo causes there to be more than three (3) animated logos (inclusive of CBS Films’ and any other financiers’ and/or distributors’ logos, but not counting logos to other production companies) on the picture, then CBS Films shall have the right (to be exercised in good faith and consistent with CBS Films’ customary practices for “A+ producers”) to remove LM’s animated logo and replace it with a static logo following the end titles of the picture.  CBS Films is not obligated to accord LM an animated logo in any trailers, advertising “spots” or other publicity or promotional materials, but must appear if any third party logo appears (i.e., other than CBS Films’ logo).

ii. LM will be accorded a “bug” logo in the billing block of paid ads where CBS Films’ bug logo also appears.

iii.  LM’s animated logo will be the same length (or shorter at LM’s election) as the CBS Films’ animated logo and LM’s “bug” logo will be the same size as CBS Films’ “bug” logo.

8. Moonves Cut.  Subject to customary conditions and picture specifications, LM will be entitled to one (1) cut and one (1) preview after the last contractual cut of the director (unless the director has “final cut”), provided that, at CBS Films’ election, LM’s preview will be a “friends-and-family” preview, rather than a “public” preview (CBS Films will make such election following a discussion between LM and the CEO of CBS Films about LM’s cut).

9. Approvals:  Mutual approval (with CBS having the tie-breaker at all times) with respect to selection of screenwriter(s), the director, the final screenplay, production budget, production and post production schedules, key locations, music, principal cast members, line producer, key crew (i.e., film editor, director of photography, production designer, composer, costume designer and casting director) and other key creative matters.  LM will have consultation on the initial theatrical advertising campaign and release pattern of the Picture (i) in the U.S. and (ii) in any major foreign territory, solely to the extent CBS Films has an approval or consultation right with respect thereto (if CBS Films only has a consultation right in a major foreign territory, such right will be shared with LM; and if CBS Films has neither an approval nor consultation right in a major foreign territory, then it will ask the applicable subdistributor to accord LM the aforementioned consultation right provided that CBS Films does not guarantee any such consultation right), but CBS Films’ decision shall be final and binding at all times.

10. Progress to Production/Turnaround and Derivative Works. No less favorable terms than those accorded to any other producer or director by CBS Films.

The parties agree that the foregoing will constitute the material terms of the production agreement contemplated in paragraph 12 of the employment agreement.  In the event LM elects to provide services as a producer, a formal agreement will be negotiated in good faith and shall contain the above terms and such other provisions as are customary and comparable in agreements of this nature recognizing LM’s experience and his skills and understanding of Employer.

In the event of an Advisor Producer Period termination under 12(g)(iii) of the employment agreement, LM shall be entitled to receive his overhead reimbursement, television guaranteed compensation and network penalty payments for the duration of the Term of this production company agreement, subject to the existing provisions of 12(i).